Exhibit 99.1

Exterran Corporation Announces Second Quarter 2019 Results

Record Revenue since the Spin
Operating Results In-Line with Expectations
Repurchased Over One Million Shares during the Quarter

HOUSTON, August 5, 2019 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today reported second quarter financial results.

Andrew Way, Exterran’s President and Chief Executive Officer commented, “It was another strong execution quarter for the company as we delivered record total company revenue and adjusted EBITDA, which included generating $35 million in cash flow from operations. Inquiries for our products and services remains strong, but capital discipline within the energy industry continues to put pressure on the release of orders for projects by our customers. Despite orders for the second quarter coming in lighter than expected, the third quarter was off to a stronger start, as orders we anticipated in June have materialized.

“Under the current authorization we repurchased 1,021,578 shares at an average price of $13.83 per share during the second quarter.”

Net loss from continuing operations was $14.8 million, or $0.42 per share, on revenue of $390.9 million for the second quarter of 2019. This compares to net loss from continuing operations of $5.6 million, or $0.16 per share, on revenue of $351.4 million for the first quarter of 2019 and net loss from continuing operations of $1.5 million, or $0.04 per share, on revenue of $343.5 million for the second quarter of 2018. Net loss was $7.3 million for the second quarter of 2019, as compared to net loss of $5.4 million for the first quarter of 2019 and net income of $0.1 million for the second quarter of 2018. EBITDA, as adjusted, was $53.2 million for the second quarter of 2019, as compared to $50.2 million for the first quarter of 2019 and $51.2 million for the second quarter of 2018. Loss before taxes was $4.2 million as compared to income before taxes of $3.6 million for the first quarter of 2019 and $8.2 million for the second quarter of 2018.

Selling, general and administrative expenses were $45.6 million in the second quarter of 2019, as compared with $43.5 million in the first quarter of 2019 and $44.4 million in the second quarter of 2018. The company also recorded restructuring charges of $5.8 million, with the purpose of driving efficiencies across the organization given the focus on improving returns and cash flows.

Contract Operations Segment
Contract operations revenue in the second quarter of 2019 was $89.7 million, a 5% increase from first quarter of 2019 revenue of $85.7 million and a 2% decrease from second quarter of 2018 revenue of $91.5 million.

Contract operations gross margin in the second quarter of 2019 was $59.3 million, as compared to gross margin of $57.1 million in the first quarter of 2019 and $59.1 million in the second quarter of 2018. Gross margin percentage in the second quarter of 2019 was 66%, as compared with 67% in the first quarter of 2019 and 65% in the second quarter of 2018.

Revenue increased sequentially driven by the commencement of a project in the Middle East, while margins remained relatively flat.

Aftermarket Services Segment
Aftermarket services revenue in the second quarter of 2019 was $30.1 million, a 10% increase from first quarter of 2019 revenue of $27.3 million and a 7% decrease from second quarter of 2018 revenue of $32.3 million.

Aftermarket services gross margin in the second quarter of 2019 was $9.1 million, a 38% increase from the first quarter of 2019 gross margin of $6.6 million and a 6% increase from the second quarter of 2018 gross margin of $8.6 million. Gross margin percentage in the second quarter of 2019 was 30%, as compared with 24% in the first quarter of 2019 and 27% in the second quarter of 2018.

The sequential increase in revenue was partially due to the lessening of the seasonal impact we experienced in first quarter along with an increase in parts sales during the quarter. The increase in gross margin sequentially is largely due to better mix of business during the quarter.

Product Sales Segment
Product sales revenue in the second quarter of 2019 was $271.1 million, a 14% increase from first quarter of 2019 revenue of $238.4 million, and a 23% increase from second quarter of 2018 revenue of $219.7 million.

Product sales gross margin in the second quarter of 2019 was $30.5 million, a 5% increase from first quarter of 2019 gross margin of $28.9 million and a 9% increase as compared to the second quarter of 2018 gross margin of $28.0 million. Gross margin percentage in the second quarter of 2019 was 11%, as compared with 12% in the first quarter of 2019 and 13% in the second quarter of 2018.

The revenue increase was driven by strong execution on our products backlog. Gross margins declined slightly as the mix towards compression increased.

Product sales backlog was $361.7 million at June 30, 2019, as compared to $553.5 million at March 31, 2019 and $634.9 million at June 30, 2018. Product sales bookings for the second quarter of 2019 were $79.3 million, resulting in a book-to-bill ratio of 29%. This compares to bookings of $86.2 million for the first quarter of 2019 and bookings of $439.7 million for the second quarter of 2018. The second quarter of 2018 included a $200 million order for a Middle East project.

Conference Call Information
The Company will host a conference call at 8:00 a.m. Central Time on Tuesday, August 6, 2019. The call can be accessed from the Company’s website at www.exterran.com or by telephone at 877-524-8416. For those who cannot listen to the live call, a telephonic replay will be available through August 13, 2019 and may be accessed by calling 877-660-6853 and using the pass code 13692430. A presentation will also be posted on the Company’s website prior to the conference call.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global systems and process company offering solutions in the oil, gas, water and power markets. We are a leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 25 countries.

For more information, contact:
Blake Hancock, Vice President of Investor Relations, at 281-854-3043
Or visit www.exterran.com

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Non-GAAP and Other Financial Information
Gross margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of our Venezuelan assets.

Adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share, non-GAAP measures, are defined as net income (loss) and earnings per share, excluding the impact of income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), impairment charges (net of tax), restructuring and other charges (net of tax), the benefit of the previously announced sale of our joint ventures’ Venezuelan assets, the effect of income tax adjustments that are outside of the Company’s anticipated effective tax rates and other items.

See tables below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to secure new product sales customers; conditions in the oil and gas industry, including a sustained imbalance in the level of supply or demand for oil or natural gas or a sustained low price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute projects; Exterran enhancing its asset utilization, particularly with respect to its fleet of compressors; Exterran’s ability to integrate acquired businesses; employment and workforce factors, including the ability to hire, train and retain key employees; Exterran’s ability to accurately estimate costs and time required under Exterran’s fixed price contracts; liability related to the use of Exterran’s products and services; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; risks associated with Exterran’s operations, such as equipment defects, equipment malfunctions and natural disasters; risks associated with cyber-based attacks or network security breaches; any non-performance by third parties of their contractual obligations, including the financial condition of our customers; changes in safety, health, environmental and other regulations; and Exterran’s indebtedness and its ability to fund its operations, capital commitments and other contractual cash obligations, including our debt obligations.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Revenues:
Contract operations	$89,684	$85,700	$91,487
Aftermarket services	30,113	27,302	32,267
Product sales	271,077	238,444	219,717
	390,874	351,446	343,471
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	30,336	28,591	32,372
Aftermarket services	21,017	20,718	23,706
Product sales	240,606	209,535	191,762
Selling, general and administrative	45,636	43,452	44,382
Depreciation and amortization	36,319	38,217	30,184
Long-lived asset impairment	5,919	—	—
Restatement related charges (recoveries), net	(28)	48	(597)
Restructuring and other charges	5,788	384	1,422
Interest expense	9,928	8,163	6,883
Other (income) expense, net	(477)	(1,245)	5,204
	395,044	347,863	335,318
Income (loss) before income taxes	(4,170)	3,583	8,153
Provision for income taxes	10,592	9,140	9,622
Loss from continuing operations	(14,762)	(5,557)	(1,469)
Income from discontinued operations, net of tax	7,457	163	1,544
Net income (loss)	$(7,305)	$(5,394)	$75

Basic net income (loss) per common share:
Loss from continuing operations per common share	$(0.42)	$(0.16)	$(0.04)
Income from discontinued operations per common share	0.21	0.01	0.04
Net income (loss) per common share	$(0.21)	$(0.15)	$—

Diluted net income (loss) per common share:
Loss from continuing operations per common share	$(0.42)	$(0.16)	$(0.04)
Income from discontinued operations per common share	0.21	0.01	0.04
Net income (loss) per common share	$(0.21)	$(0.15)	$—

Weighted average common shares outstanding used in net income (loss) per common share:
Basic	35,149	35,646	35,455
Diluted	35,149	35,646	35,455

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2019	December 31, 2018
ASSETS

Current assets:
Cash and cash equivalents	$17,172	$19,300
Restricted cash	25	178
Accounts receivable, net	266,567	248,467
Inventory, net	176,814	150,689
Contract assets	43,318	91,602
Other current assets	35,276	44,234
Current assets associated with discontinued operations	4,293	11,605
Total current assets	543,465	566,075
Property, plant and equipment, net	946,183	901,577
Operating lease right of use assets	30,181	—
Deferred income taxes	11,310	11,370
Intangible and other assets, net	88,437	86,371
Long-term assets held for sale	5,445	—
Long-term assets associated with discontinued operations	2,984	1,661
Total assets	$1,628,005	$1,567,054

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$156,463	$165,744
Accrued liabilities	114,452	123,335
Contract liabilities	115,151	153,483
Current operating lease liabilities	6,671	—
Current liabilities associated with discontinued operations	9,548	14,767
Total current liabilities	402,285	457,329
Long-term debt	459,093	403,810
Deferred income taxes	4,492	6,005
Long-term contract liabilities	169,079	101,363
Long-term operating lease liabilities	29,557	—
Other long-term liabilities	42,899	39,812
Long-term liabilities associated with discontinued operations	618	5,914
Total liabilities	1,108,023	1,014,233
Total stockholders’ equity	519,982	552,821
Total liabilities and stockholders’ equity	$1,628,005	$1,567,054

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Revenues:
Contract operations	$89,684	$85,700	$91,487
Aftermarket services	30,113	27,302	32,267
Product sales	271,077	238,444	219,717
	$390,874	$351,446	$343,471

Gross margin:
Contract operations	$59,348	$57,109	$59,115
Aftermarket services	9,096	6,584	8,561
Product sales	30,471	28,909	27,955
Total	$98,915	$92,602	$95,631

Gross margin percentage:
Contract operations	66%	67%	65%
Aftermarket services	30%	24%	27%
Product sales	11%	12%	13%
Total	25%	26%	28%

Selling, general and administrative	$45,636	$43,452	$44,382
% of revenue	12%	12%	13%

EBITDA, as adjusted	$53,165	$50,157	$51,210
% of revenue	14%	14%	15%

Capital expenditures	$49,762	$76,354	$45,015

Revenue by Geographical Regions:
North America	$221,462	$198,933	$222,357
Latin America	57,450	60,559	72,638
Middle East and Africa	100,469	82,791	31,353
Asia Pacific	11,493	9,163	17,123
Total revenues	$390,874	$351,446	$343,471

	As of
	June 30, 2019	March 31, 2019	June 30, 2018
Contract Operations Backlog:
Contract operations services	$1,318,985	$1,357,411	$1,379,314

Product Sales Backlog:
Compression equipment	$241,237	$367,226	$294,498
Processing and treating equipment	94,758	161,206	330,654
Other product sales	25,679	25,059	9,741
Total product sales backlog	$361,674	$553,491	$634,893

EXTERRAN CORPORATION
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Non-GAAP Financial Information—Reconciliation of Income (loss) before income taxes to Total gross margin:
Income (loss) before income taxes	$(4,170)	$3,583	$8,153
Selling, general and administrative	45,636	43,452	44,382
Depreciation and amortization	36,319	38,217	30,184
Long-lived asset impairment	5,919	—	—
Restatement related charges (recoveries), net	(28)	48	(597)
Restructuring and other charges	5,788	384	1,422
Interest expense	9,928	8,163	6,883
Other (income) expense, net	(477)	(1,245)	5,204
Total gross margin (1)	$98,915	$92,602	$95,631

Non-GAAP Financial Information—Reconciliation of Net income (loss) to EBITDA, as adjusted:
Net income (loss)	$(7,305)	$(5,394)	$75
Income from discontinued operations, net of tax	(7,457)	(163)	(1,544)
Depreciation and amortization	36,319	38,217	30,184
Long-lived asset impairment	5,919	—	—
Restatement related charges (recoveries), net	(28)	48	(597)
Restructuring and other charges	5,788	384	1,422
Interest expense	9,928	8,163	6,883
(Gain) loss on currency exchange rate remeasurement of intercompany balances	(591)	(238)	3,451
Loss on sale of business	—	—	1,714
Provision for income taxes	10,592	9,140	9,622
EBITDA, as adjusted (2)	$53,165	$50,157	$51,210

Non-GAAP Financial Information—Reconciliation of Net income (loss) to Adjusted net income (loss) from continuing operations:
Net income (loss)	$(7,305)	$(5,394)	$75
Income from discontinued operations, net of tax	(7,457)	(163)	(1,544)
Loss from continuing operations	(14,762)	(5,557)	(1,469)
Adjustment for items:
Long-lived asset impairment	5,919	—	—
Restatement related charges (recoveries), net	(28)	48	(597)
Restructuring and other charges	5,788	384	1,422
Loss on sale of business	—	—	1,714
Tax impact of adjustments (3)	(517)	(73)	(450)
Adjusted net income (loss) from continuing operations (4)	$(3,600)	$(5,198)	$620

Diluted Loss from continuing operations per common share	$(0.42)	$(0.16)	$(0.04)
Adjustment for items, after-tax, per diluted common share	0.32	0.01	0.06
Diluted adjusted net income (loss) from continuing operations per common share (4) (5)	$(0.10)	$(0.15)	$0.02

(1) Management evaluates the performance of each of the Company’s segments based on gross margin. Total gross margin, a non-GAAP measure, is included as a supplemental disclosure because it is a primary measure used by our management to evaluate the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Management believes total gross margin is important supplemental information for investors because it focuses on the current performance of our operations and excludes the impact of the prior historical costs of the assets acquired or constructed that are utilized in those operations, the indirect costs associated with our SG&A activities, the impact of our financing methods, restatement related charges (recoveries), restructuring and other charges and income taxes. In addition, the inclusion of depreciation and amortization expense may not accurately reflect the costs required to maintain and replenish the operational usage of our assets and therefore may not portray the costs from current operating activity.

(2) Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement related charges (recoveries), restructuring and other charges, expensed acquisition costs and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

(3) The tax impacts of adjustments were based on the Company’s statutory tax rates applicable to each item in the appropriate taxing jurisdictions. Using statutory tax rates for presentation of the non-GAAP measures allows a consistent basis for investors to understand financial performance of the Company across historical periods. The overall effective tax rate on adjustments was impacted by the inability to recognize tax benefits from charges in jurisdictions that are in cumulative-loss positions.

(4) Management believes adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share provides useful information to investors because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of impairment charges, restructuring and other charges, restatement related charges (recoveries), expensed acquisition costs and other items not appropriately reflective of our core business.

(5) Diluted adjusted net income (loss) from continuing operations per common share, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (certain of our restricted stock and restricted stock units) according to participation rights in undistributed earnings.